Exhibit 99.1

Company and Investor Relations Contact:
Mr. C.M. Leung
Chief Executive Officer
Organic Region Group Limited.
Tel: +86-20-33706577
Email: cmleung@orgroup.net.cn

FOR IMMEDIATE RELEASE

Organic Region Group Limited
Completes Reverse Merger to Go Public in the U.S.

GUANG ZHOU, China, Jan. 16 – Henry County Plywood Corporation (the "Company") (OTC Bulletin Board: HRYC) announced that it has successfully closed a share exchange transaction with the shareholders of Organic Region Group Limited, a British Virgin Islands corporation ("Organic Region"). The Company will operate through its consolidated indirect Chinese subsidiaries to execute the current business plan of those subsidiaries.

In the share exchange transaction, Organic Region’s shareholders were issued 81,648,554 shares of the Company’s Common Stock, representing approximately 98% of the total issued and outstanding capital stock of the Company, in exchange for 100% of the issued and outstanding shares of Organic Region.

As a result of the share exchange transaction, Organic Region has become a wholly-owned subsidiary of the Company. Mr. Anson Yiu Ming Fong was appointed to the Board of Directors of the Company and the Company’s executive officers were replaced by the executive officers of Organic Region and its subsidiaries upon the closing of the share exchange. The Company plans to amend its Articles of Incorporation to change the name of the Company to Organic Region Group, Inc.

"We are delighted to have successfully closed the going public transaction," said Anson Yiu Ming Fong, the new Chairman of the Company. "Our Company has continued to grow, despite the current global economic environment, and we are confident that we will weather the crisis. We expect that the Over-the-Counter Bulletin Board will provide the Company with a good trading platform that will eventually lead to our upgrade to a national exchange."

Through its Chinese subsidiaries, the Company is now primarily engaged in the wholesale distribution, marketing and sales of high-value fruits and vegetables to wholesale centers and supermarkets in China. The Company’s main products include Fuji Apples, Emperor Bananas and Orange Tangerines. These products are sourced directly from farming cooperative groups on leased plantations throughout China to whom the Company provides varying degrees of farming, harvesting and marketing services. The Company distributes its products through its established distribution network and trading agents who sell products to customers throughout China.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of Henry County Plywood Corporation, and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to grow, despite the current global economic environment; the Company’s ability to upgrade to a national exchange; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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